                                                                     Exhibit 2.1


       _________________________________________________________________


                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                    INSIGHT HEALTH SERVICES HOLDINGS CORP.,


                               JWCH MERGER CORP,


                                      AND


                         INSIGHT HEALTH SERVICES CORP.


       _________________________________________________________________

                           Dated as of June 29, 2001

       _________________________________________________________________

                               TABLE OF CONTENTS

Section                                                                                       Page
1.   The Merger...........................................................................       1
     ----------
     1.1     General......................................................................       1
     ---     -------
     1.2     Certificate of Incorporation.................................................       2
     ---     ----------------------------
     1.3     Bylaws.......................................................................       2
     ---     ------
     1.4     Directors and Officers.......................................................       2
     ---     ----------------------
     1.5     Effect on Company Common Stock; Conversion of Company Preferred Stock........       2
     ---     ---------------------------------------------------------------------
     1.6     Company Stock Options; Warrants..............................................       3
     ---     -------------------------------
     1.7     Adjustment of the Merger Consideration.......................................       4
     ---     --------------------------------------
     1.8     Exchange Procedures; Stock Transfer Books....................................       4
     ---     -----------------------------------------
     1.9     Return of Exchange Fund......................................................       6
     ---     -----------------------
     1.10    Further Assurances...........................................................       6
     ----    ------------------

2.   Representations and Warranties of the Company........................................       6
--   ---------------------------------------------
     2.1     Organization.................................................................       6
     ---     ------------
     2.2     Subsidiaries.................................................................       7
     ---     ------------
     2.3     Capital Structure............................................................       7
     ---     -----------------
     2.4     Authority....................................................................       8
     ---     ---------
     2.5     No Conflict..................................................................       9
     ---     ----------
     2.6     Financial Information........................................................      10
     ---     ---------------------
     2.7     Company Proxy Statement......................................................      10
     ---     -----------------------
     2.8     Absence of Certain Changes...................................................      11
     ---     -------------------------
     2.9     Properties...................................................................      12
     ---     ----------
     2.10    Capital Leases...............................................................      13
     ----    --------------
     2.11    Contracts....................................................................      13
     ----    --------
     2.12    Absence of Default...........................................................      13
     ----    ------------------
     2.13    Litigation...................................................................      14
     ----    ----------
     2.14    Compliance with Law..........................................................      14
     ----    -------------------
     2.15    Intellectual Property........................................................      15
     ----    ---------------------
     2.16    Taxes........................................................................      15
     ----    -----
     2.17    ERISA Compliance.............................................................      17
     ----    ----------------
     2.18    Environmental Laws...........................................................      18
     ----    ------------------
     2.19    Voting Requirements; Board Approval and Recommendation.......................      18
     ----    ------------------------------------------------------
     2.20    Labor Matters................................................................      19
     ----    -------------
     2.21    Insurance....................................................................      19
     ----    ---------
     2.22    Regulatory Matters...........................................................      20
     ----    ------------------
     2.23    Medicare/Medicaid Participation..............................................      21
     ----    -------------------------------
     2.24    State Takeover Statutes; Rights Plan.........................................      21
     ----    ------------------------------------
     2.25    Brokers......................................................................      22
     ----    -------
     2.26    Opinion of Financial Advisor.................................................      22
     ----    ----------------------------
     2.27    Accounts Receivable..........................................................      22
     ----    -------------------
     2.28    Full Disclosure..............................................................      22
     ----    ---------------

3.     Representations and Warranties of Parent and Acquisition............................     22
--     --------------------------------------------------------
       3.1     Organization, Standing and Corporate Power..................................     22
       ---     ------------------------------------------
       3.2     Authority...................................................................     22
       ---     ---------
       3.3     No Conflict.................................................................     23
       ---     -----------
       3.4     Information Supplied........................................................     23
       ---     -------------------
       3.5     Financing...................................................................     23
       ---     ---------
       3.6     Parent Owned Shares of Company Common Stock.................................     24
       ---     -------------------------------------------

4.     Conduct Pending Closing.............................................................     24
--     -----------------------
       4.1     Conduct of Business Pending Closing.........................................     24
       ---     -----------------------------------
       4.2     Prohibited Actions Pending Closing..........................................     25
       ---     ----------------------------------
       4.3     Control of Company Operations...............................................     27
       ---     -----------------------------

5.     Additional Agreements...............................................................     27
--     ---------------------
       5.1     Access; Documents; Supplemental Information.................................     27
       ---     -------------------------------------------
       5.2     No Solicitation by the Company..............................................     29
       ---     ------------------------------
       5.3     Preparation of the Company Proxy Statement; Company Stockholders Meeting....     31
       ----    ------------------------------------------------------------------------
       5.4     Reasonable Best Efforts.....................................................     31
       ----    -----------------------
       5.5     Employee Benefit Plans; Existing Agreement..................................     32
       ---     ------------------------------------------
       5.6     Indemnification.............................................................     33
       ---     ---------------
       5.7     Fees and Expenses...........................................................     33
       ---     -----------------
       5.8     Public Announcements........................................................     34
       ----    --------------------
       5.9     Stockholder Litigation......................................................     34
       ---     ----------------------
       5.10    Financing...................................................................     34
       ----    ---------
       5.11    HSR Filings.................................................................     35
       ----    -----------
       5.12    Cooperation Regarding The Financing Commitments.............................     35
       ----    -----------------------------------------------

6.     Conditions Precedent................................................................     36
--     --------------------
       6.1     Conditions Precedent to Each Party's Obligation to Effect the Merger........     36
       ---     --------------------------------------------------------------------
       6.2     Conditions Precedent to Obligations of Acquisition and Parent...............     36
       ---     -------------------------------------------------------------
       6.3     Conditions Precedent to the Company's Obligations...........................     37
       ---     -------------------------------------------------
       6.4     Frustration of Closing Conditions...........................................     38
       ---     ---------------------------------

7.     Termination.........................................................................     38
--     -----------

8.     Non-Survival of Representations and Warranties......................................     39
--     ----------------------------------------------

9.     Contents of Agreement; Parties in Interest; etc.....................................     39
--     -----------------------------------------------

10.    Assignment and Binding Effect.......................................................     39
---    -----------------------------

11.    Definitions.........................................................................     39
---    -----------

12.    Notices.............................................................................     41
---    -------

13.    Amendment...........................................................................     42
---    ---------

14.    Extensions; Waiver.........................................................    43
--     ------------------
15.    Governing Law..............................................................    43
---    -------------
16.    No Benefit to Others.......................................................    43
---    --------------------
17.    Effect of Termination......................................................    43
---    ---------------------
18.    Severability...............................................................    43
---    ------------
19.    Section Headings...........................................................    43
---    ----------------
20.    Schedules and Exhibits.....................................................    43
---    ----------------------
21.    Counterparts...............................................................    44
---    ------------

EXHIBITS

Exhibit "A"         Certificate of Merger

Exhibit "B"         Amended and Restated Certificate of Incorporation of the
                    Company

                           Glossary of Defined Terms

Defined Term                                      Location of Definition

Acquisition.....................................      Preamble
Acquisition Agreement...........................      Section 5.2(b)
Affiliate.......................................      Section 11
Agreement.......................................      Preamble
Authorizations..................................      Section 2.14(b)
Cap.............................................      Section 5.6(b)
Carlyle.........................................      Recitals
Certificate.....................................      Section 1.5(c)
Certificate of Merger...........................      Section 1.1(b)
CHAMPUS.........................................      Section 11(g)
Closing.........................................      Section 1.1(b)
Closing Date....................................      Section 1.1(b)
Code............................................      Section 11
Company.........................................      Preamble
Company Benefit Plans...........................      Section 2.17(a)
Company Board Approval..........................      Section 2.19(b)
Company Capital Stock...........................      Section 1.7
Company Common Stock............................      Section 2.3(a)
Company Disclosure Schedule.....................      Section 2
Company Filed SEC Documents.....................      Section 2.8
Company Material Contracts......................      Section 2.12
Company Preferred Stock.........................      Section 2.3(a)
Company Proxy Statement.........................      Section 2.7
Company SEC Documents...........................      Section 2.6
Company Series A Preferred Stock................      Section 2.3(a)
Company Series B Preferred Stock................      Section 2.3(a)
Company Series C Preferred Stock................      Section 2.3(a)
Company Series D Preferred Stock................      Section 2.3(a)
Company Stock Options...........................      Section 1.6(a)
Company Stock Plans.............................      Section 11
Company Stockholder Approval....................      Section 2.19(a)
Company Stockholders Meeting....................      Section 5.3(b)
Confidentiality Agreement.......................      Section 9
Consents........................................      Section 2.5(b)
Definitive Financing Agreements.................      Section 5.10
DGCL............................................      Recitals
Dissenting Shares...............................      Section 1.5(d)
Effective Time..................................      Section 1.1(b)
Environmental Laws..............................      Section 11
ERISA...........................................      Section 2.17(a)
ERISA Affiliate.................................      Section 2.17(a)
Exchange Act....................................      Section 2.5(b)
Exchange Fund...................................      Section 1.8(a)

Financing Commitments...........................      Section 3.5
GAAP............................................      Section 11
GE..............................................      Recitals
Governmental Entity.............................      Section 2.5(b)
Hazardous Substances............................      Section 11
Healthcare Law..................................      Section 11
HSR Act.........................................      Section 2.5(b)
Indemnified Party...............................      Section 5.6(a)
Intellectual Property Rights....................      Section 2.15(a)
IRS.............................................      Section 2.16(d)
knowledge.......................................      Section 11
Laws............................................      Section 2.14(a)
Legal Proceedings...............................      Section 2.13
Liens...........................................      Section 11
Managed Entity..................................      Section 2.22(a)
Material Adverse Effect.........................      Section 11
Merger..........................................      Recitals
Merger Consideration............................      Section 1.5(c)
Option Consideration............................      Section 1.6(a)
Parent..........................................      Preamble
Parent Disclosure Schedule......................      Section 3
Parent Expenses.................................      Section 5.7(b)
Paying Agent....................................      Section 1.8(a)
Permitted Liens.................................      Section 11
Person..........................................      Section 11
reasonable best efforts.........................      Section 11
SEC.............................................      Section 2.6
Securities Act..................................      Section 2.6
Subsidiary......................................      Section 11
Superior Proposal...............................      Section 5.2(d)
Surviving Corporation...........................      Section 1.1(a)
Surviving Corporation Plans.....................      Section 5.5(b)
Takeover Proposal...............................      Section 5.2(d)
Tax.............................................      Section 2.16(a)
Tax Return......................................      Section 2.16(a)
Tender Offer....................................      Section 11
Termination Fee.................................      Section 5.7(b)
Third Party.....................................      Section 5.2(d)
Voting Agreements...............................      Section 11
Warrants........................................      Section 2.3(a)
Warrant Consideration...........................      Section 1.6(b)

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER dated as of June 29, 2001 (this "Agreement"),
                                                                   ---------
by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation ("Acquisition"), and
  ------                                                -----------
INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company").
                                                            -------

                                  BACKGROUND

     A. Acquisition is a wholly-owned subsidiary of Parent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Parent.

     B. The Board of Directors of each of Parent, Acquisition and the Company has determined that this Agreement and the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Delaware
                  ------
General Corporation Law (the "DGCL"), and, subject to the terms and conditions
                              ----
of this Agreement, is advisable and in the best interests of Parent, Acquisition and the Company and their respective stockholders.

     C. The Board of Directors of each of Parent, Acquisition and the Company have approved this Agreement, the Merger and the transactions contemplated hereby.

     D.   General Electric Company and the GE Fund (together, "GE") and TC
                                                               --
Group, L.L.C. and its Affiliates (collectively, "Carlyle"), holders of
                                                 -------
approximately 67% of the voting stock of the Company on an as if converted basis, in the aggregate, have each entered into a Voting Agreement, of even date herewith, whereby such stockholders have agreed, subject to the terms and conditions contained therein, to vote in favor of the Merger and the adoption of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1.   The Merger.
          ----------

          1.1  General.
               -------

          (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease, and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate
                  ---------------------
existence under the laws of the State of Delaware.

          (b) The Merger shall become effective at the time of filing of a certificate of merger substantially in the form of Exhibit A attached hereto,
                                                   ---------
with the Secretary of State of the

State of Delaware in accordance with the provisions of Section 251 of the DGCL (the "Certificate of Merger"), or at such later date as the parties may mutually
      ---------------------
agree (the "Effective Time"). Subject to the terms and conditions of this
            --------------
Agreement, the Company and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the closing of the Merger (the "Closing"). The Closing shall take
                                            -------
place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, on the date on which the last of the conditions set forth in Section 6 have been satisfied or waived or such other date as the parties hereto may mutually agree upon (the "Closing Date").
                          ------------

          (c) At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          1.2  Certificate of Incorporation.  At the Effective Time, the
               ----------------------------
Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit B and, as so
                                                     ---------
amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          1.3  Bylaws.  The Bylaws of Acquisition, as in effect immediately
               ------
prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

          1.4  Directors and Officers.  From and after the Effective Time, (a)
               ----------------------
the directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

          1.5  Effect on Company Common Stock; Conversion of Company Preferred
               ---------------------------------------------------------------
Stock. Immediately prior to the Effective Time, the Company and the holders of
-----
the Company Preferred Stock shall cause all outstanding shares of Company Preferred Stock to be converted into shares of Company Common Stock so that, immediately prior to the Effective Time, no shares of Company Preferred Stock shall remain outstanding. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any of the following securities:

          (a) each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation;

          (b) each share of Company Common Stock owned or held in treasury by the Company and each share of Company Common Stock owned by Acquisition or Parent shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

          (c) subject to the provisions of Section 1.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled and retired in accordance with Section 1.5(b) and any Dissenting Shares) shall be converted into the right to receive $18.00 in cash per share, without interest (the "Merger
                                                            ------
Consideration"). As of the Effective Time, each share of Company Common Stock
-------------
shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any such shares (a "Certificate") shall cease to have any rights with respect thereto, other than
 -----------
the right to receive the Merger Consideration, in accordance with Section 1.8.

          (d) Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Company Capital Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") will not be
                                              -----------------
converted into the right to receive the Merger Consideration, and the holders of such Dissenting Shares will be entitled to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall (i) give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Capital Stock and (ii) consult with and keep Parent informed, on an on-going basis, regarding the status and negotiation of such demands. The Company shall not make any payment or settlement offer, or agree to or effect any settlement, prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld.

          1.6  Company Stock Options; Warrants.
               -------------------------------

          (a) As of the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (individually, a "Company Stock Option" and collectively, the "Company Stock Options") shall
 --------------------                         ---------------------
be canceled and retired by virtue of the Merger and each holder of a Company Stock Option shall cease to have any rights with respect thereto, other than the right to receive the Option Consideration, if any, in accordance with this
Section 1.6(a). Except as set forth on Schedule 1.6, each holder of a Company Stock Option, whether or not then exercisable, shall be entitled to receive in cash an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per share provided in such Company Stock Option, by (ii) the number of shares of Company Common Stock subject to such Company Stock Option (such amount being hereinafter referred to as the "Option
                                                                        ------
Consideration"). Payment of the Option Consideration shall be made by the
-------------
Company, subject to the terms and conditions of this Agreement, as soon as practicable after consummation of the Merger and receipt by the Company of the surrendered option agreement representing such Company Stock Option and a written instrument, reasonably satisfactory to Parent, duly executed by the holder of such Company Stock Option setting forth (x) a representation by such holder that he or she is the owner of all options represented by such Company Stock Option and (y) a confirmation of, and consent to, the cancellation of all of the options represented by such Company Stock Option. All amounts payable pursuant to this Section 1.6(a) shall be subject to any required withholding of taxes and shall be paid without interest. At the Effective Time, the Company Stock Plans shall terminate.

          (b) As of the Effective Time, each outstanding Warrant shall be canceled and retired by virtue of the Merger and each holder of a Warrant shall cease to have any rights with respect thereto, other than the right to receive the Warrant Consideration, if any, in accordance with this Section 1.6(b). Each holder of a Warrant, whether or not then exercisable, shall be entitled to receive in cash an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per share provided in such Warrant, by (ii) the number of shares of Company Common Stock subject to such Warrant (such amount being hereinafter referred to as the "Warrant
                                                           -------
Consideration"). Payment of the Warrant Consideration shall be made by the
-------------
Company, subject to the terms and conditions of this Agreement, as soon as practicable after consummation of the Merger and receipt by the Company of the surrendered Warrant and a written instrument, reasonably satisfactory to Parent, duly executed by the holder of such Warrant setting forth (x) a representation by such holder that he or she is the owner of all rights represented by such Warrant and (y) a confirmation of, and consent to, the cancellation of such Warrant. All amounts payable pursuant to this Section 1.6(b) shall be subject to any required withholding of taxes and shall be paid without interest.

          1.7  Adjustment of the Merger Consideration.  In the event that,
               --------------------------------------
prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or the Company Preferred Stock (collectively, the "Company Capital Stock"), any change or conversion of
                          ---------------------
Company Capital Stock into other securities or any other dividend or distribution with respect to the Company Capital Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Merger Consideration, and thereafter all references to the Merger Consideration shall be deemed to be to the Merger Consideration as so adjusted.

          1.8  Exchange Procedures; Stock Transfer Books.
               -----------------------------------------

          (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company, which shall be reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for payment of the Merger
                                    ------------
Consideration upon surrender of a Certificate. Prior to or concurrently with the Effective Time, Parent shall cause Acquisition or the Surviving Corporation, as the case may be, to provide the Paying Agent with cash in an amount necessary to pay for all the shares of Company Common Stock pursuant to Section 1.5(c). Such amounts shall hereinafter be referred to as the "Exchange Fund."
                                                 -------------

          (b) As soon as practicable after the Effective Time, Parent shall use its reasonable efforts to cause the Paying Agent to send to each Person who was, at the Effective

Time, a holder of record of Certificates which shares were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Paying Agent, and (ii) shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly receive in exchange therefor the Merger Consideration.

          (c) If any Merger Consideration is to be paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Paying Agent any transfer or other taxes required as a result of the distribution of such cash payment to such Person, or (ii) shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such state, local or foreign tax law, as applicable.

          (d) As of the Effective Time, all shares of Company Common Stock (other than shares of Company Common Stock to be canceled and retired in accordance with Section 1.5(b) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the Certificate representing such shares in accordance with this Section 1.8. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.8 shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

          (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Board of Directors of the Surviving Corporation may impose, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof, pursuant to this Agreement; provided, that Parent may, in its reasonable discretion and as
                --------
a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (f) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company's capital stock on the records of the Company.

          (g) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such investment
                                             --------
or loss thereon shall affect the amounts payable to the Company's stockholders pursuant to Section 1. Any interest and other income resulting from such investments shall promptly be paid to Parent.

          1.9  Return of Exchange Fund.  Any portion of the Exchange Fund
               -----------------------
which remains undistributed to the former holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Paying Agent their Certificates in compliance herewith shall thereafter look only to Parent for payment of their claim for the Merger Consideration. None of Parent, Acquisition, the Paying Agent or the Company shall be liable to any former holder of Company Common Stock for any such cash held in the Exchange Fund which is delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

          1.10 Further Assurances.  If at any time after the Effective Time, the
               ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.   Representations and Warranties of the Company.  Except as set forth on
          ---------------------------------------------
the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and
                                  ---------------------------
making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent and Acquisition as follows:

          2.1  Organization.  Each of the Company and its Subsidiaries is a
               ------------
corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted, to use its properties in the manner in which its properties have been and are currently being used, and to perform its obligations under all Company Material Contracts, except for those jurisdictions where the failure to be so organized, existing or in good standing would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would, individually or in the aggregate, not have a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the charter documents for each of its Subsidiaries in each case, as amended to the date hereof.

          2.2  Subsidiaries.  Item 2.2 of the Company Disclosure Schedule sets
               ------------
forth a true and complete list of each of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interest in, each Subsidiary of the Company have been validly issued, including in compliance with all applicable federal and state securities laws, are fully paid and nonassessable and are owned by the Company, except as disclosed in Item 2.2 of the Company Disclosure Schedule.

          2.3  Capital Structure.
               -----------------

          (a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.001 per share (the "Company
                                                                   -------
Common Stock") and 3,500,000 shares of preferred stock, par value $.001 per
------------
share (the "Company Preferred Stock"), of which (A) 2,501,760 shares have been
            ------------------------
designated Series A Preferred Stock (the "Company Series A Preferred Stock"),
                                          --------------------------------
(B) 25,000 shares have been designated Series B Preferred Stock (the "Company
                                                                      -------
Series B Preferred Stock"), (C) 27,953 shares have been designated Series C
------------------------
Preferred Stock (the "Company Series C Preferred Stock") and (D) 632,366 shares
                      --------------------------------
shares have been designated Series D Preferred Stock (the "Company Series D
                                                           ----------------
Preferred Stock").  As of the date hereof, (i) 3,011,656 shares of Company
---------------
Common Stock are issued and outstanding; (ii) no shares of the Company Series A Preferred Stock or Company Series D Preferred Stock are issued and outstanding;
(iii) 25,000 shares of the Company Series B Preferred Stock are issued and outstanding; (iv) 27,953 shares of the Company Series C Preferred Stock are issued and outstanding; (v) no shares of Company Common Stock are held by the Company in its treasury; (vi) 1,828,006 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Plans, of which 1,555,698 shares are subject to outstanding Company Stock Options; (vii) warrants to purchase 642,183 shares of the Company Common Stock (the "Warrants") are issued
                                                          --------
and outstanding; and (viii) 9 5/8% Senior Subordinated Notes due in 2008 with an aggregate principal amount of $100,000,000 are issued and outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and were issued in compliance in all material respects with all applicable federal and state securities laws.

          (b) Except as set forth in Section 2.3(a), as of the date hereof, no shares of capital stock or other equity or voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Company Stock Options) to receive shares of Company Common Stock or other equity or voting securities of the Company on a deferred basis granted under the Company Stock Plans or otherwise and, except as set forth in
Section 2.3(a), no warrants to purchase shares of capital stock or other equity or voting securities of the Company at any time or upon the occurrence of any stated event.

          (c) Except as set forth in Section 2.3(a), no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

          (d)  As of the date hereof, except as set forth in this Section 2.3,
(i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options, phantom stock, shadow warrants or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities, derivative securities or other securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (ii) there are not any outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to or aware of any voting agreement with respect to the voting of any such securities.

          (e) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, (ii) warrants, calls, options, phantom stock, shadow warrants or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities, derivative securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, derivative securities or ownership interests in, any such Subsidiary, or (iii) obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of such Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for the Company's ownership of the Subsidiaries, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company or any Subsidiary controlled by or under common control with any Person.

          2.4  Authority.  The Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and, subject to Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.5  No Conflict.
               -----------

          (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of a benefit under or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, or (ii) subject to the governmental filings and other matters referred to in Section 2.5(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of a benefit under or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, commitment, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets, in each case, in any material respect.

          (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with or exemption, notice, application, or certificate by or to, (collectively, "Consents") any federal,
                                                      --------
state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, department or authority or any non-governmental self-regulatory agency, department, commission or authority, foreign or domestic (each, a "Governmental Entity") is required by or with
                              -------------------
respect to the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), and any applicable filings and approvals under similar foreign antitrust
---
laws and regulations; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iii) such filings as may be required by The Nasdaq National Market, Inc.; (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); and (v) such consents, approvals, orders or
 ------------
authorizations which if not made or obtained would not reasonably be expected to have a Material Adverse Effect on the Company.

          2.6  Financial Information.  The Company has filed with the Securities
               ---------------------
and Exchange Commission ("SEC") since June 30, 1999, all required registration
                          ---
statements, reports, schedules, forms, statements, proxy or information statements and other documents (including exhibits and all other information incorporated therein) (the "Company SEC Documents"). As of their respective
                            ---------------------
dates, the Company SEC Documents complied or, with respect to those not filed yet, will comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Securities Act"), or the Exchange Act, as the case
                             ---------------
may be, and, except to the extent that information contained in any Company SEC Document has been revised and superseded by a later filed Company SEC Document, did not or, with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis and consistent with past practices of the Company during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the financial statements and in the notes thereto contained in the Company Filed SEC Documents and except for liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Company Filed SEC Documents, (ii) incurred in connection with this Agreement or the transactions contemplated hereby or thereby which are customary for the transactions contemplated by this Agreement (including, without limitation, fees payable to attorneys, accountants, financial advisors and other representatives), or (iii) disclosed in Item 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature.

          2.7  Company Proxy Statement.  The definitive proxy statement of the
               -----------------------
Company (the "Company Proxy Statement") to be filed with the SEC in connection
              -----------------------
with the transactions contemplated hereby, including without limitation, the Merger, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act. At the time of the filing of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on the adoption of this Agreement and approval of the Merger, and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.7 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent or Acquisition specifically for use therein.

          2.8  Absence of Certain Changes.  Except (i) for liabilities which are
               --------------------------
customary for the transactions contemplated by this Agreement (including, without limitation, fees payable to attorneys, accountants, financial advisors and other representatives) incurred in connection with this Agreement or the transactions contemplated hereby, (ii) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended by documents filed and publicly available prior to the date of this Agreement, the "Company Filed SEC Documents"), and (iii) with respect to the matters set forth
 ---------------------------
in subsection (d) below that do not exceed $750,000, since June 30, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been:

          (a) as of the date hereof, any event or circumstance which has had or which would individually or in the aggregate be reasonably expected to have a Material Adverse Effect on the Company;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

          (c) any split, combination or reclassification of any of the Company's Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's capital stock, except for issuances of Company Common Stock upon
(i) the exercise of Company Stock Options under the Company Stock Plans awarded prior to the date hereof in accordance with their present terms, (ii) the exercise of the Warrants and (iii) the conversion of the Company Preferred Stock;

          (d) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company;

          (e) any issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, other than in the ordinary course of business consistent with past practice or the entry into any lease the obligations of which, in accordance with GAAP, would be capitalized;

          (f) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer or employee of the Company or any of its Subsidiaries of any material increase in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its Subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Company Stock Options (or other property) or the provision of any tax gross-up), except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice or (C) any entry by the Company or any of its Subsidiaries into any employment deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, except with employees who are not officers or directors in the ordinary course of business consistent with past practice;

          (g) any amendment, waiver or modification of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (h) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any material indebtedness for borrowed money, or any creation or assumption by the Company or any of its Subsidiaries of any encumbrance or lien on any asset other than in the ordinary course of business consistent with past practice;

          (i) any making of any loan, advance or capital contributions to or investment in any Person other than in the ordinary course of business consistent with past practice in excess of $100,000;

          (j) except as disclosed in the Company's fiscal 2001 budget and fiscal 2002 business plan previously provided to Parent by letter dated June 27, 2001, any single or related series of transactions or commitments made, or any single or related series of contracts or agreements entered into, by the Company or any of its Subsidiaries involving aggregate obligations of more than $2,000,000 for any transaction or series of transactions, or any capital expenditures in excess of $2,000,000 in the aggregate;

          (k) any acquisition or disposition of any assets or any merger or consolidation with any Person on behalf of the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business in accordance with past practice and other than dispositions of used, obsolete or outmoded equipment or machinery in the ordinary course of business in accordance with past practice);

          (l) any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by the Agreement; or

          (m) any agreement, commitment, arrangement or undertaking by the Company or any Subsidiary to perform any action described in clauses (a) through
(l).

          2.9  Properties.
               ----------

          (a) Each of the Company and its Subsidiaries has good and valid title to or a valid leasehold interest in all its properties and assets material to the business of the Company or reflected on the most recent balance sheet contained in the Company's quarterly report on Form 10-Q that is a part of the Company Filed SEC Documents or acquired after the date thereof, except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet. Set forth on Item 2.9(a) of the Company Disclosure Schedule is a listing of all real property owned or leased by the Company or its Subsidiaries that is material to the conduct of the business of the Company as currently conducted and, except as set forth on Item 2.9(a) of the Company Disclosure Schedule, such real property owned or leased by the Company is free and clear of all liens, security interests, claims and other charges and encumbrances, except for Permitted Liens.

          (b) As to the Company's and its Subsidiaries' owned real property, the Company or a Subsidiary (i) has good and marketable and insurable title to, such properties and (ii) has, and Parent immediately after the Closing will have, access to public roads or valid easements over private streets or private property for such ingress to and egress from such properties, except for such items that do not materially interfere with the Company's ability to conduct its business as currently conducted.

          (c) As to the Company's and its Subsidiaries' leased real property, the Company or one of its Subsidiaries is in peaceful and undisturbed possession of the properties purported to be leased under such leases, and each such lease is valid and in full force and effect without any material default thereunder by the Company or one of its Subsidiaries.

          (d) As to the Company's and its Subsidiaries' owned and leased property that is tangible personal property, such property is in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and is adequate and suitable for the use for which it is intended and none of such property is in need of maintenance or repair, except for ordinary, routine maintenance and repair that is not, in the aggregate, material in nature or cost. Such property is sufficient for the continued conduct by Company and its Subsidiaries of their respective businesses after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

          2.10 Capital Leases. Set forth on Item 2.10 of the Company Disclosure
               --------------
Schedule is a true and complete list of all capital leases of the Company or its Subsidiaries. The Company and/or its Subsidiaries is in peaceful and undisturbed possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without any material default thereunder by the Company or any of its Subsidiaries.

          2.11 Contracts. Neither the Company nor any of its Subsidiaries is a
               ---------
party to or bound by any (a) non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company and its Subsidiaries is conducted, (b) material agreement that contains a change in control provision for which Parent would not receive the benefits of such agreement or any benefits of any other party thereto will be increased or the vesting of any such benefits accelerated upon the consummation of the transactions contemplated hereby, (c) agreement that would create rights to any Person against Parent or any of its Affiliates (other than rights that would remain solely against the Company as in effect on the Closing Date) or (d) agreement which provides for payments by the Company and/or any Subsidiary after the date hereof of $2 million or more.

          2.12 Absence of Default. Each agreement listed as an exhibit to the
               ------------------
Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 under the rules and regulations of the SEC relating to the business of the Company and its Subsidiaries and the material agreements listed on Schedule 2.11
                                                                   -------------
attached hereto (the "Company Material Contracts") is valid and in full force
                      --------------------------
and effect except to the extent it has previously expired in accordance with its terms, and neither the Company nor its Subsidiaries has violated any material provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default under the provisions of, any such Company Material Contract. To the knowledge of the Company, no other party to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default or other material breach under the provisions of, such Company Material Contract.

          2.13  Litigation.  Item 2.13 of the Company Disclosure Schedule sets
                ----------
forth (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to the knowledge of the
                    -----------------
Company, threatened against the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, pending or threatened against any Managed Entity; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is subject; and (iii) any actions, suits, arbitrations or proceedings as to which the Company or any such Subsidiary or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is the plaintiff or the Company or any such Subsidiary or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is contemplating commencing legal action against any other Person, in each such case of clauses (i), (ii) and (iii) which would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

          2.14  Compliance with Law.
                -------------------

          (a) The conduct by the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities of their respective businesses and affairs have been in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees applicable thereto (collectively, "Laws"), except where the failure to
                                           ----
comply with such Laws would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Each of the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities has obtained all licenses, permits, certificates or other governmental authorizations (collectively, "Authorizations") necessary for the ownership or use of its
                --------------
assets and properties or the conduct of its business other than Authorizations
(i) which are ministerial in nature and which the Company, such Subsidiary or such Managed Entity has no reason to believe would not be issued in due course and (ii) which, the failure of the Company, such Subsidiary or such Managed Entity to possess, would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) None of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business, except for any such violation which would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

          2.15 Intellectual Property.
               ---------------------

          (a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, brand names, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct
 ----------------------------
of the business of the Company and its Subsidiaries as currently conducted. Item
2.15 of the Company Disclosure Schedule sets forth a listing of each Intellectual Property Right held by the Company, in each case, which is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

          (b) To the Company's knowledge, the conduct by the Company and its Subsidiaries of their respective businesses has not and does not infringe upon, misappropriate or conflict in any material respect any Intellectual Property Right of any Person, and there are no pending or threatened claims alleging that the Company or any of its Subsidiaries infringes, misappropriates or conflicts in any material respect with the Intellectual Property Rights of any Person.

          2.16 Taxes
               -----

          (a)  For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean
                                                    ---      -----
any federal, foreign, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) "Tax Return" shall mean
                                                        ----------
any return, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) The Company and each of its Subsidiaries have timely filed or will timely file all Tax Returns required to be filed by them prior to the Closing Date (taking into account extensions), except for any such Tax Returns which are not reasonably likely to have a Material Adverse Effect on the Company. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely to have a Material Adverse Effect on the Company.

          (c) The Company and each of its Subsidiaries have paid or provided for (or the Company has, on its Subsidiaries' behalf, paid or provided for) all Taxes that are due and payable, except to the extent that any such Taxes are not reasonably likely to have a Material Adverse Effect on the Company. The unpaid Taxes of each of the Company and its Subsidiaries (i) did not, as of the date of the Company's most recent consolidated financial statements contained in the Company Filed SEC Documents, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing its Tax Returns, except to the extent that any such unpaid Taxes are not reasonably likely to have a Material Adverse Effect on the Company.

          (d)  Neither the Internal Revenue Service (the "IRS") nor any other
                                                          ---
taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims are reasonably likely to have a Material Adverse Effect on the Company. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and none of the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than those which are not reasonably likely to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

          (e) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than liens for Taxes (i) that are not yet due, or
(ii) that are being contested in good faith by appropriate proceedings, except for liens which are not reasonably likely to have a Material Adverse Effect on the Company.

          (f) There is no existing tax sharing agreement or other agreement or arrangement with respect to Taxes of a Person other than the Company and its Subsidiaries that may or will require that any payment be made by the Company or any of its Subsidiaries to any such other person after the Closing Date.

          (g) The Company is not a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

          (h) Except as listed in Item 2.16 of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of the Subsidiaries by reason of Section 162(m) or 280G of the Code.

          2.17  ERISA Compliance.
                ----------------

          (a) The Company has listed in Item 2.17 of the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group of corporations that includes the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the
                 ---------------
Code, or any Subsidiary of the Company or, with respect to the Managed Entities, for which the Company or any Subsidiary has any obligation or liability (together, the "Company Benefit Plans").
                ---------------------

          (b) With respect to each Company Benefit Plan, the Company has made available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan, and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA.

          (c) With respect to the Company Benefit Plans, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any of the Managed Entities could be subject to any liability that is reasonably likely to be material to the Company and its Subsidiaries under ERISA, the Code or any other applicable law.

          (d) With respect to the Company Benefit Plans, there are no material funded benefit obligations for which material contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company.

          (e) Except as provided for in this Agreement, none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is a party to any oral or written (i) agreement with any officer or other key employee of the Company, any of its Subsidiaries or any Managed Entity, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions involving the Company contemplated by this Agreement, (ii) agreement with any officer of the Company, any of its Subsidiaries or any Managed Entity providing any term of employment or compensation guarantee extending for a period longer than two years from the date hereof and for the payment of compensation in excess of $500,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as set forth on Schedule 2.17(e) of the Company Disclosure Schedule.

          2.18  Environmental Laws. Except for matters that would not reasonably
                ------------------
be expected to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities comply, and within all applicable statutes of limitations periods have complied, with all applicable Environmental Laws; (ii) none of the Company, its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (iii) none of the Company, any of its Subsidiaries, or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to liability for any release of, or any exposure of any Person or property to, any Hazardous Substance; (iv) none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vi) there are no circumstances or conditions involving the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any of the Managed Entities that could reasonably be expected to cause the Company, any of its Subsidiaries or any of the Managed Entities to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of the Company, any of its Subsidiaries or any of the Managed Entities, pursuant to any Environmental Law.

          2.19  Voting Requirements; Board Approval and Recommendation.
                ------------------------------------------------------

          (a) Assuming that the holders of Company Series B Preferred Stock and Company Series C Preferred Stock convert all of their Company Series B Preferred Stock and Company Series C Preferred Stock into Company Series D Preferred Stock and/or Company Common Stock, the affirmative vote or consent, as of the applicable record date, of the holders of (i) a majority of all outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class on an as-converted basis and (ii) 67% of the outstanding shares of the Company Series D Preferred Stock, voting as a separate class (assuming further that the holders of the Company Series D Preferred Stock do not convert all of their Company Series D Preferred Stock into Company Common Stock) (collectively, the "Company Stockholder Approval"), is the only vote of
                           ----------------------------
the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other the transactions contemplated hereby.

          (b) The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board
                                                        -------------
Approval"), has duly (i) determined that this Agreement and the Merger are fair
--------
to and in the best interests of the Company and its stockholders, and has declared the Merger to be advisable, (ii) adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) resolved (subject to Section 5.2) to recommend this Agreement and the Merger to such holders for approval and adoption, and (iv) directed (subject to Section 5.2) that this Agreement be submitted to the Company's stockholders for consideration, subject to Section 5.2. Subject only to the Company's ability to terminate this Agreement pursuant to Sections 5.2 and 7(d) hereof, the Company hereby agrees to the inclusion in the Company Proxy Statement of such recommendation of the Board of Directors.

          2.20 Labor Matters. Neither the Company nor any of its Subsidiaries is
               -------------
a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last three years, a representation question respecting any of the employees of the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or its Subsidiaries to authorize representation by any labor organization, nor is the Company or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries. No material action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          2.21 Insurance. The Company and its Subsidiaries are covered by fire
               ---------
and casualty, general liability, business interruption, professional liability and other insurance policies issued in favor of the Company and/or its Subsidiaries by reputable insurance carriers that are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for failures to maintain insurance policies that are not reasonably likely to have a Material Adverse Effect on the Company. All such insurance policies have been delivered to Parent and are in full force and effect. Since June 30, 2000, neither the Company or any of its Subsidiaries has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth on Item 2.21 of the Company Disclosure Schedule, there is no pending claim under or based upon any insurance policy of the Company or any of its Subsidiaries.

          2.22  Regulatory Matters
                ------------------

          (a) To the Company's knowledge, none of (i) the Company, any Subsidiary of the Company, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any Subsidiary of the Company, or (ii) any entity which the Company or any Subsidiary of the Company manages or for which the Company or any Subsidiary of the Company provides billing services ("Managed Entity") or the
                                                      --------------
employees of any Managed Entity who are leased from the Company or any Subsidiary of the Company, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary of the Company or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the Company's knowledge, no Person who (based on advice from Parent to the Company regarding ownership of the Company after the Closing) immediately after the Closing will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary of the Company, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any Subsidiary of the Company that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

          (b) To the actual knowledge of the officers of the Company, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

          (c) To the actual knowledge of the officers of the Company, no Person who immediately after the Closing will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

          (d) To the Company's knowledge, none of the Company, any Subsidiary of the Company, any Managed Entity or any of the officers, directors, employees or agents (as described above) of the Company or any Subsidiary of the Company or any employee of any Managed Entity who is leased from the Company or any Subsidiary of the Company, has engaged in any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary of the Company or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the Company, any Subsidiary of the Company, or any Managed Entity. To the actual knowledge of the officers of the Company, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law.

          2.23  Medicare/Medicaid Participation.
                --------------------------------

          (a) To the Company's knowledge, none of the Company, any Subsidiary of the Company, or any existing officers or directors of the Company or the respective Subsidiary who (based on advice by Parent to the Company) is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company or the respective Subsidiary:
(1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a State Health Care Program or a Federal Health Care Program; or (3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;
(iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this clause (a); or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

          (b) The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which the Company, such Subsidiary or such entity bills directly to Medicare for services furnished by the Company, such Subsidiary or such entity.

          (c) The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicaid provider number and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such Subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by the Company, such Subsidiary, or such other entity for Medicaid patients.

          2.24  State Takeover Statutes; Rights Plan.  No state takeover
                ------------------------------------
statute is applicable to the Merger or the other transactions contemplated hereby. The Company has not entered into, and its Board of Directors has not adopted or authorized the adoption of, a shareholder rights plan or similar agreement.

          2.25  Brokers.  No broker, investment banker, financial advisor or
                -------
other Person, other than UBS Warburg LLC, or its successor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of it Subsidiaries.

          2.26  Opinion of Financial Advisor.  The Board of Directors of the
                ----------------------------
Company has received the opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of the Company Common Stock. The Company will furnish a copy of such written opinion to Parent for informational purposes only after receipt thereof by the Company. The Company has been authorized by UBS Warburg LLC to permit, subject to prior review and consent by UBS Warburg LLC, the inclusion of such opinion in its entirety (or a reference thereto) in the Company Proxy Statement.

          2.27  Accounts Receivables.  The Company's consolidated net retail
                --------------------
accounts receivables as a percentage of the trailing twelve (12) months net patient services revenue does not exceed thirty-six percent (36.0%).

          2.28  Full Disclosure.  This Agreement (including the Company
                ---------------
Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading in any material respect.

     3.   Representations and Warranties of Parent and Acquisition. Except as
          --------------------------------------------------------
set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making
                                      --------------------------
reference to the particular subsection of this Agreement to which exception is being taken, Parent and Acquisition represent and warrant to the Company as follows:

          3.1   Organization, Standing and Corporate Power.  Each of Parent and
                ------------------------------------------
Acquisition is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and Acquisition is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Parent.

          3.2   Authority.  Each of Parent and Acquisition has all requisite
                ---------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Acquisition. This Agreement has been duly executed and delivered by Parent and Acquisition and, constitutes the legal, valid and binding obligation of Parent and Acquisition, enforceable against each of them in accordance with its terms.

          3.3  No Conflict.
               -----------

          (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation or bylaws of Parent or Acquisition, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or Acquisition or any of Parent's other Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Section 3.3(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on Parent.

          (b) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Acquisition in connection with the execution and delivery of this Agreement by Parent and Acquisition or the consummation by Parent and Acquisition of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (iii) exemptive filings under federal and state securities laws in connection with equity investments in Parent; (iv) the filing of a Schedule 13D under the Exchange Act with respect to the Voting Agreements; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect.

          3.4  Information Supplied. None of the information supplied, or to be
               --------------------
supplied, by Parent, in writing, specifically for inclusion or incorporation by reference in the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.5  Financing. Parent has delivered to the Company complete and
               ---------
correct copies of (i) a fully executed commitment letter from Bank of America, N.A. and Banc of America Securities LLC whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide senior debt financing in an amount of $275 million in connection with the transactions contemplated by this Agreement; (ii) a fully executed commitment letter from Bank of America Bridge LLC and Banc of America Securities LLC whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide subordinated debt financing in the amount of $200 million in connection with the transactions contemplated by this Agreement; (iii) a fully executed commitment letter from J.W. Childs Equity Partners II, L.P. whereby J.W. Childs Equity Partners II, L.P. has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of up to $81.5 million in connection with the transactions contemplated by this Agreement; and (iv) a fully executed commitment letter from Halifax Capital Partners, L.P. whereby Halifax Capital Partners, L.P. has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of up to $20 million in connection with the transactions contemplated by this Agreement. The debt financing referred to in clauses (i) and (ii) above shall hereinafter be referred to as the "Financing Commitment". As of the date hereof, (i) the
                    --------------------
Financing Commitments are in full force and effect and (ii) Parent and Acquisition are not aware of any fact which would cause them to believe that the debt financing contemplated by the Financing Commitments will not be consummated as contemplated therein, subject to the conditions set forth in such Financing Commitments.

          3.6  Parent Owned Shares of Company Common Stock. As of the date of
               -------------------------------------------
this Agreement, Parent, Acquisition and their respective Subsidiaries own, in the aggregate, no shares of Company Capital Stock.

     4.   Conduct Pending Closing.
          -----------------------

          4.1  Conduct of Business Pending Closing. From the date hereof until
               -----------------------------------
the Closing, the Company shall, and shall cause each of its Subsidiaries to:

          (a)  maintain its existence in good standing;

          (b) conduct its business in the ordinary and usual manner consistent with past practices (except as expressly permitted by this Agreement) and in compliance with all Laws and requirements of all of the Company Material Contracts;

          (c) maintain business and accounting records consistent with past practices;

          (d) use its reasonable best efforts to preserve its business intact and preserve its relations and goodwill with all customers, suppliers, landlords, creditors, licensors, licensees, employees and others having business dealings with the Company;

          (e) maintain in full force and effect all insurance policies referred to in Section 2.21;

          (f) operate, maintain, repair and otherwise preserve the real property and personal property owned or leased by the Company and any of its Subsidiaries in accordance with past practice and with the capital expenditure budget of the Company previously disclosed to Parent;

          (g) comply with all applicable filing, payment and withholding obligations with respect to Taxes;

          (h) report regularly to Parent concerning the status of the Company's business, in such intervals agreed upon by the Company and Parent;

          (i) promptly notify Parent in writing of any Legal Proceeding commenced or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries;

          (j) hire any new employee at the level of regional vice president or above or with an annual base salary in excess of $100,000, promote any employee, except in order to fill a position vacated after the date of this Agreement or engage any consultant or independent contractor for a period exceeding 30 days; and

          (k) calculate contractual allowances consistent with the methodology used by the Company during the 12-month period preceding the date hereof.

          4.2  Prohibited Actions Pending Closing. Unless otherwise provided for
               ----------------------------------
herein or approved by Parent in writing (which Parent approval shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) amend, modify or otherwise change or permit the adoption of any amendment, modification or other change to the certificate of incorporation, bylaws, certificate of formation, operating agreement or other organization document of the Company or any of its Subsidiaries except as contemplated by this Agreement;

          (b) sell, issue, grant or authorize the issuance or grant of any capital stock or other securities of the Company or any Subsidiary, any option, call, warrant or right to acquire any capital stock or other securities of the Company or any of its Subsidiaries or any instrument convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries (other than any issuance of (A) Company Common Stock upon the exercise of any outstanding Company Stock Option or Warrant which was issued prior to the date hereof in accordance with the terms of the relevant stock option or warrant agreement; (B) Company Common Stock upon the conversion of the Company Preferred Stock; (C) Company Stock Options, not to exceed a total of 20,000 shares of Company Common Stock to new employee hires consistent with past practice; (D) Company Stock Options, not to exceed a total of 5,000 shares of Company Common Stock to existing directors under the Company's 1996 Directors' Stock Option Plan; or (E) Company Series D Preferred Stock upon conversion of the Company Series B Preferred Stock and/or Company Series C Preferred Stock).

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

          (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (collectively "Indebtedness") other than in the ordinary course of business consistent with past practice;

          (f) (i) form a Subsidiary or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets in excess of $500,000, or (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice, or
(iii) except for planned capital expenditures, substantially as set forth on
Schedule 4.2(f), of no more than $20,000,000 and positron emission tomography equipment operating leases with commitments of no more than $16,000,000, authorize any capital commitment which is in excess of $2,100,000 or capital expenditures which are, in the aggregate, in excess of $2,100,000;

          (g) sell, lease, license, mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so, except for Permitted Liens;

          (h) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

          (i) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its officers, directors or employees or pay any benefit not required by any Company Benefit Plan or take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement including the contribution by the Company to the Company's 401(k) Plan and payment of fiscal 2001 year-end bonuses not to exceed $2,500,000, in the aggregate), except (A) that the Company may make routine, reasonable salary increases in connection with the Company's customary employee review process and may pay customary bonuses consistent with past practices in accordance with the Company's Benefit Plans or (B) as otherwise permitted by this Agreement.

          (j)  commence, settle or compromise any material Legal Proceeding;

          (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recently audited balance sheet (and the notes thereto) or subsequently incurred in the ordinary course of business and consistent with past practice;

          (l) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder;

          (m) reserve any amount for, or make any payment of, Taxes, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable Law as applied in a manner consistent with past practice of the Company;

          (n) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension and waiver of the limitations period applicable to any Tax claim or assessment, or take or omit to take any other action if such action or omission would have the effect of materially increasing the Tax liability to the Company or any of its Subsidiaries, except where the action set forth in this subparagraph would reasonably be expected to not be material to the Company;

          (o) other than contributions of working capital in the ordinary course of business consistent with past practice, make any contribution or loan to any Managed Entity; or

          (p)  agree or commit to take any of the actions described in clauses
(a) through (o) of this Section 4.2.

          4.3  Control of Company Operations. Nothing contained in this
               -----------------------------
Agreement shall give Parent or Acquisition, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     5.   Additional Agreements.
          ---------------------

          5.1  Access; Documents; Supplemental Information.
               -------------------------------------------

          (a) Except as prohibited by applicable Laws, from and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause its officers and advisors (including, without limitation its independent certified public accountants, auditors, counsel, financial advisors and other consultants or representatives) to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Parent, and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, upon reasonable notice, reasonable access during normal business hours to the properties, books and records including Tax Returns filed and those in the process of being prepared by the Company or any of its Subsidiaries and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Parent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants, counsel or other representatives of Acquisition and Parent and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, reasonable access during normal business hours to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and (iii) to Acquisition and Parent and their representatives and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Parent shall from time to time reasonably request.

          (b) From the date of this Agreement through and including the Closing, Acquisition, Parent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any Governmental Entity or any other third party with respect to the transactions contemplated by this Agreement or material to the business or operations of the Company or any Subsidiary, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

          (c) Except as required by Law, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality or Material Adverse Effect becoming untrue at the Effective Time, or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time.

          (d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted a material inaccuracy in any representation or warranty made by such party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after that date of this Agreement and that would likely cause or constitute a material inaccuracy of any representation or warranty made by such party in this Agreement; (iii) any breach by such party of any covenant or obligation contained in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to such party's obligations under this Agreement, as set forth in Section 6, impossible or unlikely; provided, that the delivery of any notice pursuant to this Section
          --------
5.1(d) shall not limit or otherwise affect any of the representations, warranties, covenants or obligations of the party giving such notice or the remedies available to the party receiving such notice.

          (e) Parent shall deliver to the Company, without charge, a copy of any filing made by Parent with the SEC under the Exchange Act not later than five business days after the date of such filing with the SEC.

          (f) The Company shall deliver to Parent, without charge, a copy of any filing made by the Company with the SEC under the Exchange Act, including, without limitation, on Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

          5.2  No Solicitation by the Company.
               ------------------------------

          (a) The Company shall not, nor shall it permit any of its Subsidiaries, directors, officers, employees, attorneys, accountants or financial advisors or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or
(ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if at any time prior to obtaining the Company
          --------  -------
Stockholder Approval at the Company Stockholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in the breach of the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable Law, then the Company and its representatives may, in response to any such written proposal that has been determined by it to be a Superior Proposal or a Takeover Proposal that the Board of Directors of the Company concludes in good faith that there is a reasonable likelihood that such Takeover Proposal could constitute a Superior Proposal, which was not solicited by it or which did not otherwise result from a breach of this Section 5.2(a), and subject to providing at least three business days prior written notice of its decision to take such action to Parent and compliance with Section 5.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any Person making such a Superior Proposal or Takeover Proposal pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the confidentiality agreement entered into between the Company and Parent or any Affiliate thereof provided that a copy of all such information is delivered simultaneously to Parent, after consultation with its outside counsel, and (y) participate in discussions or negotiations regarding such Superior Proposal or Takeover Proposal.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall approve or recommend, or execute or enter into, any offer, proposal, letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such
 ---------------------
agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, in response to a Superior Proposal, if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure to do so would result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, the Board of Directors of the Company may (subject to this and the following sentence) terminate this Agreement in accordance with Section 7(d) (and concurrently with such termination, cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal), but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to terminate this Agreement and accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. During the three business day period set forth in the immediately preceding sentence, the Company shall provide an opportunity for Parent to make adjustments in the terms and conditions of this Agreement as would lead the Company to proceed with the transactions contemplated by this Agreement (as amended by such adjustments); provided, however, that (i) any such adjustments shall be at the
              --------  -------
discretion of the parties at the time and (ii) any decision of the Company to proceed with the Superior Proposal or the transactions contemplated by this Agreement (as amended by such adjustments) is at the sole and absolute discretion of the Company.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal or Superior Proposal, the material terms and conditions of such request, Takeover Proposal or Superior Proposal and the identity of the Person making such request, Takeover Proposal or Superior Proposal and keep Parent informed of the status (including amendments or proposed amendments to) of such request for information, Takeover Proposal or Superior Proposal on a continuing basis.

          (d)  For purposes of this Agreement, (i) "Takeover Proposal" means,
                                                    -----------------
whether in the form of a proposal or intended proposal, a signed agreement or completed action, as the case may be, any of the following: (A) a transaction or series of transactions pursuant to which any Person (or group of Persons) other than Parent and its Affiliates (a "Third Party") acquires or would acquire,
                                   -----------
directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 15% of the outstanding capital stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise; (B) any acquisition or proposed acquisition of, or business combination with, the Company or any of its Subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination); or (C) any merger, reorganization, consolidation, recapitalization, liquidation, extraordinary dividend, sale of assets or other similar transaction by or involving a Third Party if, after giving effect thereto, the stockholders of the Company prior thereto beneficially own less than 85% of the outstanding voting stock or participating stock of the combined or ongoing entity (other than a transaction contemplated by this Agreement); and (ii) a "Superior Proposal" means any bona
                                             -----------------
fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Takeover Proposal, the effect of which would be that stockholders of the Company would beneficially own less than 40% of the voting stock, common stock and participating stock of the combined or ongoing entity, and which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company, after consultation with a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and after consideration of any proposed adjustments to this Agreement by Parent in response to such Takeover Proposal as contemplated by Section 5.2(b)).

          (e) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that in no event
                                             --------  -------
shall the Company or its Board of Directors take or agree or resolve to take any action or make any recommendation inconsistent with the terms of this Agreement unless the Company (i) determines that the tender offer to which its statement pursuant to Rule 14e-2(a) relates constitutes a Superior Proposal, (ii) complies with the notice and waiting period provisions under Sections 5.2(a) and
(b), (iii) terminates this Agreement pursuant to Section 7(d) and (iv) pays the Termination Fee to Parent as required by Sections 5.7(b) and 7(d).

          5.3  Preparation of the Company Proxy Statement; Company Stockholders
               ----------------------------------------------------------------
Meeting.
-------

          (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement with respect to the Company Stockholders Meeting. The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Company Proxy Statement is cleared by the SEC. The Company shall provide Parent with a copy of the preliminary Company Proxy Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection therewith and consider in good faith comments provided by Parent regarding the Company Proxy Statement. The Company will inform Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will furnish to Parent copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement, the Merger or any other filings in connection herewith or therewith and will consult with Parent in connection therewith. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that any of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

          (b) The Company shall establish a record date (which will be as soon as practicable following the date of this Agreement) for and take all necessary steps under all applicable Laws, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") solely for the
                                  ----------------------------
purpose of obtaining the Company Stockholder Approval.

          (c) Subject only to the Company's ability to terminate this Agreement pursuant to Sections 5.2 and 7(d) hereof, the Board of Directors of the Company shall recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain Company Stockholder Approval.

          5.4  Reasonable Best Efforts.
               -----------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing in this Section 5.4(a) shall be construed to require any party to participate in any threatened or actual Legal Proceeding (other than Legal Proceedings to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance in writing to such participation.

          (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          5.5  Employee Benefit Plans; Existing Agreement.
               ------------------------------------------

          (a) After the Effective Time, Parent shall cause the Surviving Corporation to provide to the employees of the Company substantially similar benefit plans, programs and arrangements provided to employees of the Company as of the date hereof.

          (b) With respect to each benefit plan, program, practice, policy or arrangement maintained by the Surviving Corporation (the "Surviving Corporation
                                                          ---------------------
Plans") in which employees of the Company subsequently participate, for purposes
-----
of determining vesting, accrual and entitlement to benefits, including for severance benefits, pension benefits and vacation entitlement, service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Surviving Corporation; provided, that such service shall not be recognized to the extent that such
--------
recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Surviving Corporation Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Surviving Corporation Plan for the plan year in which the Effective Time occurs.

          5.6  Indemnification.
               ---------------

          (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects (i) the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any
 -----------------
indemnification provisions of the Company's Certificate of Incorporation or Bylaws as each is in effect on the date hereof, and (ii) any indemnification agreements of the Company, as each is in effect on the date hereof, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to honor all such rights. Without limitation to the foregoing, Parent shall cause the Surviving Corporation to include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding the elimination of liability of directors, indemnification of officers, directors and employees and the advancement of expenses, which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company with respect to the Indemnified Parties (provided, that Parent may substitute therefor policies of at least the same
 --------
coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Parties than such existing insurance) covering acts or omissions occurring prior to the Effective Time; provided, that Parent
                                                         --------
shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 175% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if
                                        ---        --------  -------
existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

          (c) This Section 5.6 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.6 against Parent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall not be terminated or modified in such a manner to adversely affect any Indemnified Party without the consent of such Indemnified Party.

          5.7  Fees and Expenses.
               -----------------

          (a) Except as provided in this Section 5.7, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this

Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Parent and the Company shall each pay 50% of the filing fees (i) for the pre-merger notification and report forms under the HSR Act and (ii) associated with any filing made with the SEC.

          (b) In the event that this Agreement is to be terminated by either Parent or the Company pursuant to Section 7(c), then the Company shall pay Parent by wire transfer of same day funds all fees and expenses (including, but not limited to, fees of legal, accounting and other professionals and consultants, investment banking and other advisory fees and expenses, fees and expenses of banks and other financial institutions, print, travel and fees paid to governmental and similar entities) incurred by Parent or any Affiliate of Parent in connection with the transactions contemplated by this Agreement (collectively, the "Parent Expenses") immediately prior to such termination, not
                    ---------------
to exceed $1,000,000. In the event that this Agreement is to be terminated by the Company pursuant to Section 7(d), then the Company shall pay Parent a fee equal to $7,000,000 (the "Termination Fee"), of which $5,000,000 shall be
                          ---------------
payable immediately prior to such termination and $2,000,000 shall be payable by wire transfer of same day funds upon the earlier to occur of (i) 6 months from the date of termination of this Agreement and (ii) the consummation of any such Superior Proposal or other Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.7(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.7(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.7(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America in effect on the date such payment was required to be made.

          5.8  Public Announcements. Parent and the Company will consult with
               --------------------
each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable Law (after consultation with its outside counsel), court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          5.9  Stockholder Litigation. The Company shall give Parent the
               ----------------------
opportunity to participate in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such litigation unless Parent shall have consented in writing to such payment or settlement, which consent shall not be unreasonably withheld.

          5.10 Financing. Prior to the Closing, Parent and Acquisition will use
               ---------
their reasonable best efforts to enter into definitive agreements on terms and conditions substantially in accordance with the Financing Commitments (the "Definitive Financing
                                                   --------------------
Agreements"). Parent and Acquisition will use their reasonable best efforts, and
----------
will cause their affiliates to use their reasonable best efforts, to comply with the terms and satisfy the conditions of the Financing Commitments and the Definitive Financing Agreements. Parent will furnish correct and complete copies of the Definitive Financing Agreements to Company promptly upon their execution. Parent will consummate the equity financing contemplated by the equity commitment letters referred to in Section 3.5(iii) and (iv) on the Closing Date. For purposes of this Section 5.10, "reasonable best efforts" shall not be deemed to require that Parent compromise any of the economic or other material terms contained in the Financing Commitments.

          5.11  HSR Filings. The Company and Parent will file, or cause to be
                -----------
filed, as promptly as practicable after the date of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, including all requisite documents, materials and information therefor, and request early termination of the waiting period under the HSR Act. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Parent shall each keep the other apprised of the status of any inquiry or requests for additional information made by any governmental authority and shall comply with any such inquiry or request.

          5.12  Cooperation Regarding The Financing Commitments. From and after
                -----------------------------------------------
the date of this Agreement, the Company shall use its reasonable best efforts to cause its Subsidiaries, officers, employees and representatives to (a) cooperate with Parent and Parent's Affiliates in connection with the arrangement of the Financing Commitments and any other financing to be consummated contemporaneously with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery, at the Closing, of any pledge or security documents, underwriting or placement arrangements, other definitive financing documents or other requested certificates or financial information, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions, in each case, as may be reasonably requested by Parent or Parent's Affiliates in connection with such financing, (b) actively assist in marketing such financing, which marketing assistance shall include, but not be limited to, (i) assisting in the preparation of road show materials and supplementing and updating any such materials, (ii) participating in road show presentations (including one-on-one meetings) with proposed purchasers of such financing and (iii) assisting in the preparation of the prospectus or offering memorandum, as the case may be, relating to such financing and any amendments or supplements thereto, and (c) cooperate with Parent and Parent's Affiliates to commence and consummate the Tender Offer, including, but not limited to the preparation and filing of tender offer documentation if required by Parent or Parent's Affiliates. Parent shall keep the Company reasonably informed as to the progress of such Financing Commitments and, as consistent with Section 5.1(d), shall promptly inform the Company if Parent has reason to believe that the financing required to consummate the transactions contemplated by this Agreement will not be available to Parent on the terms and conditions set forth in the Financing Commitments and the Definitive Financing Agreements, as applicable, or at all.

     6.   Conditions Precedent.
          --------------------

          6.1  Conditions Precedent to Each Party's Obligation to Effect the
               -------------------------------------------------------------
Merger. The respective obligations of each party hereto to effect the Merger
------
shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

          (a)  Stockholder Approval. The Company Stockholder Approval shall have
               --------------------
been obtained.

          (b)  HSR Act. The waiting period (and any extension thereof)
               -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c)  No Injunction. No judgment, order, decree, statute, law,
               -------------
ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger.

          (d)  Conversion of Company Preferred Stock. All Company Preferred
               -------------------------------------
Stock shall have been converted to Company Common Stock and no such shares of Company Preferred Stock shall be outstanding.

          6.2  Conditions Precedent to Obligations of Acquisition and Parent.
               -------------------------------------------------------------
All obligations of Acquisition and Parent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following additional conditions precedent:

          (a)  Performance of Obligations; Representations and Warranties. The
               ----------------------------------------------------------
Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing, except that the Company shall have performed and complied in all respects with any such agreements or conditions which contain a materiality qualification (including a numerical qualification or limitation, such as dollars). Each of the Company's representations and warranties contained in Section 2 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have a Material Adverse Effect on the Company, individually or in the aggregate. Notwithstanding the preceding sentence, the representations and warranties of the Company contained in Sections 2.22 and 2.23 shall be true and correct in all respects as of the date hereof and as of the Closing and the representation and warranty of the Company contained in Section 2.27 shall be true and correct in all respects as of the date hereof and as of July 31, 2001. Parent and Acquisition shall have received a Certificate dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions specified in this Section 6.2(a) have been satisfied.

          (b)  Financing. Parent and/or Acquisition shall have entered into
               ---------
definitive agreements relating to the financing contemplated by the Financing Commitments, each of the conditions precedent to the Financing Commitments as set forth in such definitive agreements shall have been satisfied and such funding sources shall be available to close the Financing Commitments on the terms and conditions set forth in such definitive agreements.

          (c)  Consents. All consents, approvals and waivers from any Person or
               --------
Governmental Entity required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the consents, approvals and waivers identified in Section 2.5(b) of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect (except if such consents, approvals and waivers would not be reasonably expected to have a Material Adverse Effect on the Company).

          (d)  FIRPTA Certificates. (i) Parent shall have received a statement,
               -------------------
in a form satisfactory to Parent, issued by the Company pursuant to sections 1.1445-2(c)(3) and 1.897(h) of the Treasury Regulations, certifying that the stock of the Company acquired by Parent is not a U.S. real property interest; and (ii) the Company shall send a notice to the Internal Revenue Service in accordance with section 1.897-2(h)(2) of the Treasury Regulations.

          (e)  No Material Adverse Effect. Since June 30, 2000, there shall not
               --------------------------
have been any event or circumstance which, individually or in the aggregate, has had or which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (f)  No Legal Proceedings. There shall be no pending Legal Proceeding
               --------------------
seeking to enjoin the consummation of the transactions contemplated by this Agreement which has a reasonable likelihood of success.

          (g)  Net Indebtedness. The Company shall not have Indebtedness, net of
               ----------------
cash and cash equivalents, on a consolidated basis in excess of $222,500,000.

          6.3  Conditions Precedent to the Company's Obligations. All
               -------------------------------------------------
obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following additional condition precedent: Acquisition and Parent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing, except that Acquisition and Parent shall have performed and complied in all respects with any such agreement or condition which contains a materiality qualification. Each of the representations and warranties of Acquisition and Parent contained in Section 3 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have a Material Adverse Effect on Parent, individually or in the aggregate. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and Parent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

          6.4  Frustration of Closing Conditions. None of the Company, Parent or
               ---------------------------------
Acquisition may rely on the failure of any condition set forth in Sections 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.4.

     7.   Termination.  This Agreement may be terminated, and the Merger may be
          -----------
abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholders of Acquisition:

          (a) by the agreement of each of the Board of Directors of Parent, Acquisition and the Company;

          (b) by Parent, Acquisition or the Company, if either: (i) the Effective Time shall not have occurred by the later of October 8, 2001 and 35 days after the completion of the audit of the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 2001 (which shall comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and otherwise satisfy the requirements set forth in the third sentence of Section 2.6 hereof) and delivery thereof to Parent; provided, that the right
                                                       --------
to terminate this Agreement under this Section 7(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by Parent, Acquisition or the Company, if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided that the Company shall not be permitted to terminate this Agreement pursuant to this
Section 7(c) unless the Company shall have paid the Parent Expenses as required by Section 5.7(b).

          (d) by the Company in accordance with Sections 5.2(b) and 5.2(e); provided, that, in order for the termination of this Agreement pursuant to this
--------
Section 7(d) to be deemed effective, the Company shall have complied with all provisions of Section 5.2, including the notice and waiting period provisions therein, and other applicable requirements and shall have paid the Termination Fee as required by Section 5.7(b);

          (e) by the Company, in the event Parent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 30 days after written notice to Parent by the Company; or

          (f) by Parent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 30 days after written notice to the Company by Parent or Acquisition.

     8.   Non-Survival of Representations and Warranties. None of the
          ----------------------------------------------
representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement by the parties which expressly requires performance after the Effective Time.

     9.   Contents of Agreement; Parties in Interest; etc. This Agreement and
          -----------------------------------------------
the agreements referred to or contemplated herein and the letter agreements dated February 5, 2001 and February 12, 2001 between the Company and certain Affiliates of Parent concerning confidentiality (together, the "Confidentiality
                                                                ---------------
Agreement") set forth the entire understanding of the parties hereto with
---------
respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Schedules and Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

     10.  Assignment and Binding Effect. Neither this Agreement nor the rights
          -----------------------------
and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that Acquisition may
                                                --------
assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Parent shall remain liable for its obligations hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     11.  Definitions.  As used in this Agreement the terms set forth below
          -----------
shall have the following meanings:

     (a)  "Affiliate" of a Person means any other Person who directly or
           ---------
indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used in this definition, "control"
                                                                     -------
means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     (c)  "Company Stock Plans" shall mean the Company's 1996 Directors' Stock
           -------------------
Option Plan, 1996 Employee Stock Option Plan, AHS 1987 Stock Option Plan, MHC 1989 Stock Option Plan, 1998 Employee Stock Option Plan, 1997 Management Stock Option Plan and 1999 Stock Option Plan, collectively.

     (d)  "Environmental Laws" shall mean all applicable federal, state, local
           ------------------
or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings, notices and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances, and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

          (e)  "GAAP" shall mean United States generally accepted accounting
                ----
principles applied on a consistent basis.

          (f)  "Hazardous Substances" shall mean any and all hazardous and toxic
                --------------------
substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

          (g)  "Healthcare Law" means the following laws or regulations relating
                --------------
to the regulation of the health care industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act; (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a Federal or State Health Care Program (including, but not limited to Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services ("CHAMPUS"); (iii) the licensure, certification or
                     -------
registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures;
(v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any Federal or State Health Care Program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

          (h)  "knowledge" of any Person which is not an individual means, with
                ---------
respect to any specific matter, the knowledge, after due inquiry, of such Person's executive officers and any other officer having primary responsibility for such matter.

          (i)  "Liens" shall mean any mortgage, pledge, lien, security interest,
                -----
conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

          (j)  "Material Adverse Effect" on a Person shall mean, unless
                -----------------------
otherwise specified, any condition or event that: (i) has a material adverse effect on the assets, business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any condition or event (A) relating to the economy in general, or (B) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby;
(ii) materially impairs the ability of such Person to perform its obligations under this Agreement; or (iii) prevents or materially delays the consummation of transactions contemplated under this Agreement.

          (k)  "Permitted Liens" shall mean (i) Liens for taxes, assessments, or
                ---------------
similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

          (l)  "Person" shall mean any individual, corporation, partnership,
                ------
limited partnership, limited liability company, trust, association or entity or government agency or authority.

          (m)  "reasonable best efforts" shall mean prompt, substantial and
                -----------------------
persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided, that the Company, Parent or Acquisition, as
                          --------
applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

          (n)  "Subsidiary" of a Person shall mean any corporation, partnership,
                ----------
joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is the sole general partner or (iii) is the sole managing member.

          (o)  "Tender Offer" shall mean the tender offer by or on behalf of the
                ------------
Company for all of the Company's outstanding 9 5/8% Senior Subordinated Notes due 2008

          (p)  "Voting Agreements" means the Voting Agreements of even date
                -----------------
herewith by and among Parent, Acquisition and each of GE and Carlyle.

     12.  Notices. Any notice, request, demand, waiver, consent, approval, or
          -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

               If to Acquisition or Parent:
               ---------------------------
               InSight Health Services Holdings Corp.
               c/o J.W. Childs Associates, L.P.
               One Federal Street
               Boston, Massachusetts 02110
               Attention: Edward D. Yun
               Facsimile No: separately supplied

               with copies to:

               The Halifax Group, L.L.C.
               1133 Connecticut Avenue N.W.
               Suite 700
               Washington, D.C. 20036
               Attention: David W. Dupree
               Facsimile No: separately supplied

               Kaye Scholer LLP
               425 Park Avenue
               New York, New York 10022
               Attention: Stephen C. Koval, Esq.
               Facsimile No: separately supplied

               If to the Company:
               -----------------
               InSight Health Services Corp.
               4400 Macarthur Blvd.
               Suite 800
               Newport Beach, CA 92660
               Attention: General Counsel and President
               Facsimile No: separately supplied

               with a copy to:

               Latham & Watkins
               650 Town Center Drive, Suite 2000
               Costa Mesa, California 92626
               Attention: Alan W. Pettis, Esq.
               Facsimile No: separately supplied

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telecopied or mailed.

          13.  Amendment. This Agreement may be amended, modified or
               ---------
supplemented at any time before or after the Company Stockholder Approval; provided, that after any such approval there shall not be made any amendment
--------
that by Law requires further approval by the stockholders of the Company or the approval of the stockholders of Parent without the further approval of such stockholders. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only by a written instrument executed by each of the parties hereto.

     14.  Extensions; Waiver. At any time prior to the Effective Time, a party
          ------------------
may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 13, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute shall not constitute a waiver of such rights.

     15.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

     16.  No Benefit to Others. Except as expressly set forth in Section 5.6,
          --------------------
the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

     17.  Effect of Termination. In the event of termination of this Agreement
          ---------------------
by either the Company, Acquisition or Parent as provided in Section 7, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Acquisition or the Company, other than the provisions of Section 5.6, Section 5.7 and Sections 8 through (and including)
Section 21, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     18.  Severability.  If any term or other provision of this Agreement is
          ------------
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

     19.  Section Headings.  All section headings are for convenience only and
          ----------------
shall in no way modify or restrict any of the terms or provisions hereof.

     20.  Schedules and Exhibits. All Schedules and Exhibits referred to herein
          ----------------------
are intended to be and hereby are specifically made a part of this Agreement.

     21.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, and the Company, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                                      INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                      By:    /s/ Edward D. Yun
                                          -----------------------------------
                                      Name:  Edward D. Yun
                                      Title: President


                                      JWCH MERGER CORP.

                                      By:    /s/ Edward D. Yun
                                          -----------------------------------
                                      Name:  Edward D. Yun
                                      Title: President


                                      INSIGHT HEALTH SERVICES CORP.

                                      By:    /s/ Steven T. Plochocki
                                          ________________________________
                                      Name:  Steven T. Plochocki
                                      Title: President and Chief Executive
                                             Officer